UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 08, 2025

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 674-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Note Agreement

On October 8, 2025, Agenus Inc. (“Agenus”) entered into a Promissory Note Agreement (the “Note”) with Zydus Pharmaceuticals (USA) Inc. (“Zydus”), a wholly owned subsidiary of Zydus Lifesciences Limited, for up to $10,000,000 (the “Principal Amount”). The Note bears interest at 3.81% per annum and matures upon the closing of the Asset Purchase Agreement and Securities Purchase Agreement signed by Agenus and Zydus on June 3, 2025 (together, the “APA/SPA”), or, if such closings will not occur, within 10 days after notification that the APA/SPA closings will not be consummated. The Note contains terms and conditions, including representations and warranties, governing its issuance.

Use of Proceeds; Forgiveness Feature. Proceeds from the Note will (i) fund the operational expenses of the Emeryville and Berkeley facilities for the fourth quarter of 2025—which amount, pursuant to the Note, will be forgiven and not repaid if the APA/SPA close—and (ii) to make certain payments owed in respect of assets subject to the APA between the parties.

Collateral. As collateral for the Note, Agenus pledged 822,910 shares of common stock of MiNK Therapeutics, Inc. (NASDAQ: INKT) that are owned by Agenus. Agenus also executed a control agreement related to these shares, which control agreement provides certain rights to Zydus in the event that there is an event of default under the Note. Upon satisfaction of the obligations under the Note (including repayment or forgiveness in connection with an APA/SPA closing), the pledge is expected to be released in accordance with the Note and related agreements.

The foregoing summary of the Note, the related pledge agreement and the control agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which will be filed, with confidential terms redacted as applicable, as exhibits to Agenus’s Quarterly Report on Form 10 Q for the quarter ended September 30, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 with respect to the Note and related pledge agreement and control agreement are hereby incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 9, 2025	By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D., Chairman & CEO